                             IMAGEX.COM, INC.

                    STOCK VESTING AND PLEDGE AGREEMENT

      This Stock Vesting and Pledge Agreement is entered into as of November 16, 1998 by and between ImageX.com, Inc., a Washington corporation (the "Company"), and Richard P. Begert (the "Shareholder").

                                 RECITALS

      A. In connection with the execution and delivery of this Agreement, the Company is issuing to the Shareholder, in exchange for an aggregate of $200,000 payable pursuant to the terms of a Promissory Note in substantially the form attached hereto as Exhibit A (the "Note"), 1,000,000 shares of common stock, $.01 par value per share, of the Company (the "Shares").

      B. Shareholder has agreed to pledge the Shares to Company to secure payment and performance in full of his obligations under this Agreement and the Note.

      C. The Shares are being issued as an Award pursuant to the terms of the Company's Amended and Restated 1996 Stock Incentive Compensation Plan, a copy of which is attached hereto as Exhibit B (the "Plan").

      D. In order to induce the Company to issue the Shares, the Shareholder has agreed that the Shares will be subject to a repurchase option in favor of the Company as set forth herein.

      E. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Plan.

                                AGREEMENTS

      In consideration of the foregoing and the other provisions set forth herein, the parties hereby agree as follows:

1.    Purchase Option

      The Shares shall be subject to the following option (the "Purchase
Option"):
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            (a) In the event that, prior to the termination of this Agreement, the Shareholder ceases to be continuously employed by the Company, or a parent, subsidiary, successor or affiliate of the Company (any such other company being a "Related Company"), the Company may exercise the Purchase Option as to any or all of the Shares then subject to the Purchase Option. For the purpose of this paragraph 1, the Shareholder's "continuous employment" shall cease when the Shareholder ceases to be actively employed by the Company or a Related Company, as determined in the reasonable discretion of the Board of Directors of the Company. The date when continuous employment ceases is hereinafter referred to as the "Termination Date."

            (b) The Purchase Option may be exercised by the Company at any time within ninety (90) days after the Termination Date, provided that the Termination Date is prior to the termination of this Agreement. The Purchase Option shall entitle the Company to purchase from the Shareholder, at a price per share of $.20 (appropriately adjusted for any stock split, dividend, combination, or other recapitalization) (the "Repurchase Price"), up to but not exceeding a number of Shares determined in accordance with the following table:

-----------------------------------------------------------------------------
Period of Continuous Employment From   Number of Shares Subject to Purchase
   Date Hereof to Termination Date                    Option
------------------------------------  ---------------------------------------
-----------------------------------------------------------------------------
Less than 12 months                                  1,000,000
-----------------------------------------------------------------------------
12 months                                             760,000
-----------------------------------------------------------------------------
Each additional month after 12 months           20,000 fewer shares
-----------------------------------------------------------------------------
50 months                                            0 shares
-----------------------------------------------------------------------------

            (c) The Purchase Option, if exercised by the Company, shall be exercised by written notice signed by an officer or director of the Company after approval by the Board of Directors and shall be delivered to the Shareholder on or prior to the expiration of the 90-day period referred to in paragraph (b) above. The Company may pay for the Shares it has elected to repurchase (i) by delivery to the Shareholder of a check in the amount of the aggregate Repurchase Price for the number of Shares being repurchased, (ii) by cancellation of an amount of the Shareholder's indebtedness to the Company equal to the aggregate Repurchase Price for the number of Shares being repurchased or
(iii) by a combination of (i) and (ii). Payment of the Repurchase Price shall be completed as promptly as practicable after notice of exercise of the Purchase Option is delivered to the Shareholder.

            (d) In the event that, in connection with any exercise of the Purchase Option under this Agreement, the Company elects to exercise the Purchase Option as to fewer than all the Shares then subject thereto, the Purchase Option shall expire as to any Shares that the Company has not elected to repurchase.

            (e) Notwithstanding subsections (b) and (c) of this Section, the Company shall be entitled for a period of one year from the Termination Date (rather than 90 days) to give notice to the Shareholder and to purchase the shares to the extent that the Company reasonably determines that such an extension of time is necessary to prevent the repurchase of the Shares from causing other capital stock of the Company to not qualify as "small business stock" under Section 1202 of the Internal Revenue Code of 1986, as amended.

2.    Pledge

      The Shareholder hereby grants to the Company a first priority, perfected security interest in the Shares as security for payment of the Note. Upon execution of this Agreement and receipt of the Note by the Company, the Company shall deliver a certificate representing the Shares to the Shareholder, and thereupon the Shareholder shall immediately pledge and deliver the certificate to the Company, as pledgeholder, and shall execute and deliver to the Company an assignment separate from certificate endorsed in blank in substantially the form of Exhibit C. In the event that the Shareholder defaults with respect to any of his obligations under the Note, the Company shall have all rights awarded upon default to a secured party under the Uniform Commercial Code and other applicable law (and in equity), including the right to sell the security at any public or private sale in a commercially reasonable manner. The Company shall also have the right to cancel some or all of the Shares and attribute the value thereof to the obligations outstanding under the Note.

3.    Legend

      All certificates representing any Shares subject to this Agreement shall have endorsed thereon the following legend, in addition to any other legend required by the Company respecting the restricted nature of the Shares:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK VESTING AND PLEDGE AGREEMENT THAT INCLUDES A REPURCHASE RIGHT IN FAVOR OF THE CORPORATION RELATING TO THESE SECURITIES. COPIES OF THE STOCK VESTING AND PLEDGE AGREEMENT MAY BE OBTAINED

      UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

4.    Rights as Shareholder

      Subject to the terms hereof, the Shareholder shall have all the rights of a shareholder with respect to the Shares during the term of this Agreement, including without limitation the right to vote and receive any dividends or other distributions declared thereon.

5.    Adjustments for Stock Splits, Recapitalizations and Similar
      Events

      If, at any time or from time to time, there is (i) a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (ii) any consolidation, merger or similar event in connection with which the Purchase Option does not lapse under the terms of this Agreement, then, in such event, any and all new, substituted or additional securities or other property to which the Shareholder is entitled by reason of his ownership of the Shares then subject to the Purchase Option shall be immediately included in the definition of "Shares" under this Agreement and shall be subject to the Purchase Option with the same force and effect as the Shares currently subject to this Agreement and the Purchase Option. The Repurchase Price per Share shall be appropriately adjusted as determined by the Board of Directors of the Company to reflect any such event referred to in this
Section 5.

6.    Termination

      This Agreement shall terminate in its entirety upon the lapse of the Purchase Option in its entirety pursuant to Section 1 or otherwise, or upon the completion of a repurchase transaction pursuant to an exercise of the Purchase Option, in either case in accordance with the terms of this Agreement.

7.    Corporate Transactions

      In the event of any Corporate Transaction (as defined in the Plan), the Shares shall be treated (as to vesting and related matters) in a manner that is comparable to the treatment of options outstanding under the Plan, such that any acceleration of the vesting provisions applicable to such options shall result in the lapse of the Purchase Option to the same extent. The issuance of the Shares as contemplated by this Agreement shall be treated as the grant of an Award under the Plan, and the terms of the Plan (and any amendments or modifications thereto) shall be applicable to the Shares to the extent so provided in the Plan or in this Agreement.

8.    Tax Matters

      The Shareholder acknowledges that he has considered and analyzed the appropriate treatment by him of the transactions contemplated hereby under the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation Section 83 thereof. The Shareholder agrees that any decision as to whether to file an election relating thereto, and the due and proper filing of any such election, are solely the Shareholder's responsibilities.

9.    No Right to Continued Employment

      Nothing in this Agreement shall create any right to continued employment of the Shareholder, or to affect in any manner the right and power of the Company to terminate the employment of the Shareholder for any reason or for no reason.

10.   Cooperation

      The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

11.   Specific Enforcement

      Each party expressly agrees that the other party would be irreparably damaged if this Agreement were not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other party shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

12.   Notices

      All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, facsimile or courier, addressed (a) if to the Shareholder, at the Shareholder's then current address on the Company's books or at such other address as the Shareholder shall have furnished to the Company in writing, or (b) if to the Company, at its principal executive office, attention Board of Directors, with a copy to David C. Clarke, Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, WA 98101. If notice is provided by mail, it shall be deemed to be given three (3) business days after proper deposit in the U.S. Mail, and if notice is given by hand or by messenger, facsimile or courier, it shall be deemed to be given upon receipt.

13.   Entire Agreement

      This Agreement and the Plan and other attachments and Exhibits hereto and thereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both oral and written, among such parties, or any of them, with respect to such subject matter. No such prior agreement or undertaking may contradict, vary or supplement this Agreement.

14.   Amendment and Waiver

      Neither this Agreement nor any provision hereof may be modified, amended or terminated except by a written agreement signed by the parties hereto, and no waiver of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the party to be bound by such waiver; provided, however, that the Shareholder shall have no authority to bind the Company in connection with any such modification, amendment, waiver or termination.

15.   Governing Law

      This Agreement shall be governed by and construed under the laws of the state of Washington as applied to agreements among Washington residents, made and to be performed entirely within Washington.

16.   Successors and Assigns; Transfer Restriction

      The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, administrators and personal representatives of the parties hereto. Notwithstanding anything to the contrary contained in this Agreement, no Shares may be transferred by the Shareholder under any circumstances without the prior written consent of the Company (which may be withheld for any reason,) so long as such Shares are subject to the Purchase Option contained in this Agreement. Any transfer or purported transfer in violation of this Section 16 shall be void.

17.   Headings

      The headings of the sections and paragraphs of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

18.   Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.   Severability

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    IMAGEX.COM, INC.

                                    By /s/ F. JOSEPH VERSCHUEREN
                                      --------------------------
                                    Name: F. Joseph Verschueren
                                         -----------------------
                                    Title: Chairman
                                          ----------------------
                                    Address: 10800 NE 8th Street
                                             Suite 200
                                             Bellevue, Washington 98004


                                    SHAREHOLDER

                                            /s/ RICHARD P. BEGERT
                                   ---------------------------------
                                   Richard P. Begert

                                    Address: 20419 NE 63rd Street
                                             Redmond, Washington  98053

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                                           Bellevue, Washington
$200,000 Principal Amount                                     November 16, 1998

      FOR VALUE RECEIVED, Richard P. Begert ("Maker") hereby promises to pay to the order of ImageX.com, Inc., a Washington corporation ("Payee"), the principal sum of two hundred thousand dollars ($200,000) (the "Original Principal Amount"), together with simple interest on the unpaid principal balance at a rate of seven percent (7%) per annum compounded monthly (calculated on the basis of actual days elapsed). This Note is being made in connection with the purchase by Maker from Payee of 1,000,000 shares of the Common Stock of Payee pursuant to Payee's Amended and Restated 1996 Stock Incentive Compensation Plan, and in connection with a Stock Vesting and Pledge Agreement of even date herewith (the "Stock Vesting and Pledge Agreement") relating to such shares under which Maker is agreeing that such shares shall be subject to repurchase by Payee under certain conditions as provided therein, and that such shares shall be pledged by Maker as security for payment of this Note. This Note is the Note referred to in, and is secured by the pledge of stock described in Section 2 of, the Stock Vesting and Pledge Agreement.

      1. Payments. All payments on account of the indebtedness evidenced by this Note shall be applied first to full payment of accrued interest and then to reduction of the outstanding principal balance. All such payments shall be made in the form of cash or check.

      2. Maturity and Repayment Schedule. This Note shall mature, and all unpaid principal and accrued interest shall be due and payable, on the earliest to occur of (a) an Event of Default or (b) January 16, 2003. Principal and accrued interest under this Note shall be repaid according to the following schedule: (a) 24% of the Original Principal Amount, plus accrued interest thereon, shall be paid in full on November 16, 1999; (b) thereafter 2% of the Original Principal Amount, plus accrued interest thereon, shall be paid in full on or before the 16th of each calendar month thereafter (e.g., December 16, January 16, etc.) until the entire Original Principal Amount and all accrued interest are repaid in full

      3. Default. The entire unpaid principal of, and all accrued interest on, this Note shall become immediately due and payable upon the occurrence of any one or more of the following events of default (each, an "Event of Default"):

      (a) Failure to pay all or any part of the principal or accrued interest on this Note when the same shall be due and payable as provided in the repayment schedule set forth herein;

      (b) Maker shall (i) be made the subject of any proceeding under the Bankruptcy Code of the United States, as amended or any similar statute and which proceeding shall not be dismissed within 60 days thereafter, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) voluntarily seek the benefit of the Bankruptcy Code of the United States, as amended, or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws, from time to time in effect, affecting the rights of creditors generally (collectively, "Debtor Relief Laws"), or (iv) be made the subject of any proceeding provided for by any Debtor Relief Laws that suspends or otherwise materially affects any of the rights of Payee under this Note and which proceeding shall not be dismissed within 60 days thereafter;

      (c) The 91st day after Maker's continuous employment with the Payee terminates for any reason. The term "continuous employment" shall have the meaning given to such term in the Stock Vesting Agreement; or

      (d) Payee's Repurchase Option (as defined in the Stock Vesting Agreement) shall lapse as to all the shares of Stock subject thereto.

      4. Prepayment. Maker may, at any time, prepay all or any portion of the principal and accrued interest due under this Note without premium or penalty.

      5. Notices. Any notices to be given to Payee in connection with this Note shall be deemed to be delivered (i) ten days after deposit in the United States mail, first-class postage prepaid, registered or certified, and addressed to the recipient or (ii) one business day after the transmission by facsimile.

      6. Waiver. Maker hereby waives presentment, notice of dishonor, protest, notice of protest and diligence in collection, and consents that the time of payment on any part of this Note may be extended by Payee without otherwise modifying, altering, releasing, affecting or limiting its liability.

      7. Attorneys' Fees. If any suit or action arising out of or related to this Note is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorneys' fees, the fees and costs of experts and consultants, and copying, courier and telecommunication costs) incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding, or in the collection or enforcement of any judgment or award entered or made in such suit or action.

      8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

      10. Assignment; Successors. This Note shall not be assignable by Maker, by operation of law or otherwise, without the prior written consent of Payee. This Note shall be binding upon, and shall inure to the benefit of, Maker, Payee and their respective permitted successors, assigns, heirs and legal representatives, as the case may be.

      Maker hereby executes and delivers this Note, and Payee hereby accepts this Note, as of the date first set forth above.


                                            /s/ RICHARD P. BEGERT
                                            ---------------------
                                              Richard P. Begert

ACCEPTED:

IMAGEX.COM, INC.


By  /s/ F. JOSEPH VERSCHUEREN
  ----------------------------
Title       Chairman
     -------------------------

                                 EXHIBIT C

                   ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED and pursuant to that certain Stock Vesting and Pledge Agreement dated as of November 16, 1998, _________________ hereby sells, assigns, and transfers unto ______________ ______________ (___________) shares of the Common Stock of IMAGEX.COM, INC., a Washington corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No. ___ delivered herewith, and does hereby irrevocably constitute and appoint _____________ as attorney-in-fact to transfer such stock on the books of the Company with full power of substitution in the premises.

      Dated: _____________________


                                    Signature  /s/ RICHARD P. BEGERT
                                             ----------------------------
                                    Richard P. Begert